Exhibit 99.1

March 27, 2018

Gladstone Land Corporation Announces Pricing of Common Stock Offering

MCLEAN, VA, March 27, 2018 — Gladstone Land Corporation (Nasdaq: LAND) (the “Company”) today announced that it has priced its public offering of 1,100,000 shares of its common stock at a price to the public of $12.15 per share. The Company also granted the underwriters a 30-day option to purchase up to 165,000 additional shares of common stock solely to cover over-allotments, if any. Subject to customary conditions, the offering is expected to close on or about March 29, 2018. The net proceeds to the Company, after deducting the underwriting discount and estimated offering expenses, are expected to be approximately $12.6 million (exclusive of the underwriters’ over-allotment option).

Janney Montgomery Scott LLC is acting as book-running manager for the offering and B. Riley FBR, Inc., Ladenburg Thalmann & Co. Inc., Maxim Group LLC, National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation (NasdaqCM:NHLD), and Wedbush Securities Inc., are serving as co-managers for the offering. The Company intends to use the net proceeds from this offering to repay existing indebtedness, which, in turn, will be used to fund future property acquisitions and for other general corporate purposes.

The offering is being conducted as a public offering under the Company’s effective shelf registration statement filed on Form S-3 with the Securities and Exchange Commission (File No. 333-217042). To obtain a copy of the preliminary prospectus supplement, dated March 26, 2018, and the final prospectus supplement (when available) for this offering, please contact Janney Montgomery Scott LLC at 60 State Street, Boston, MA 02109, Attention: Equity Capital Markets Group, or email prospectus@janney.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Gladstone Land Corporation:

Gladstone Land Corporation is a publicly-traded agricultural real estate investment trust that owns farmland and farm-related properties located in major agricultural markets in the United States. The Company is typically not a grower but is only a landlord, leasing its farms to corporate and independent farmers. The Company currently owns 75 farms, comprised of 63,351 total acres in nine different states across the U.S., valued at approximately $538 million. The current distribution is $0.04425 per month per common share. Additional information can be found at www.GladstoneLand.com and www.GladstoneFarms.com.

All statements contained in this press release, other than historical facts, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. Readers should not rely upon forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company’s business, financial condition, liquidity, results of operations, funds from operations or prospects to differ materially from those expressed in or implied by such statements. Such risks and uncertainties are disclosed under the caption “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on February 20, 2018 and our other filings with the Securities and Exchange Commission including the preliminary prospectus supplement and the final prospectus supplement (when available). The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.